EXHIBIT 99.1.J



                         EBANK FINANCIAL SERVICES, INC.



                                     ANNEX J
                                     -------

                                       TO

                           PRIVATE OFFERING MEMORANDUM
                                       FOR
       EXCHANGE OFFER FOR SERIES A PREFERRED SHARES AND ORIGINAL WARRANTS


                          Notice of Guaranteed Delivery

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                         EBANK FINANCIAL SERVICES, INC.
                        (FOR ELIGIBLE INSTITUTIONS ONLY)

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of ebank Financial Services, Inc. (the "Company"), made pursuant to the Offering Memorandum dated May 15, 2003 (the "Offering Memorandum") and the accompanying Letter of Transmittal, if certificates for the Series A Preferred shares and Original Warrant agreements are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date of the Exchange Offer. Such form may be delivered by hand or transmitted by facsimile transmission or by mail to the Exchange Agent. See "THE EXCHANGE OFFER-What is the guaranteed delivery procedure?" in the Offering Memorandum.


                                       TO
                           ATTKISSON, CARTER & COMPANY
                         By mail, by overnight courier,
                            by hand, or by facsimile:
                           Attkisson, Carter & Company
                       3060 Peachtree Road, NW, Suite 1400
                                Atlanta, GA 30305
                                Attn:  Tim Terry
                                ----------------

                          Facsimile No.: (404) 364-2079
                              Confirm by telephone
                          Telephone No.: (404) 364-2057

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal, receipt of which is hereby acknowledged, the number of Series A Preferred shares and Original Warrant agreement(s) set forth below, pursuant to the guaranteed delivery procedure set forth under the caption "THE EXCHANGE OFFER-What is the guaranteed delivery procedure?" in the Offering Memorandum. By so tendering, the undersigned hereby does make, at and as of the date hereof, the representations and warranties of a tendering holder of shares as set forth in the Letter of Transmittal and the Investor Questionnaire.

All authority hereby conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized   Name(s) of Registered Holder(s):
Signatory:

______________________________________              ______________________________________

______________________________________              ______________________________________
                                                    (Please Print)
Name(s) ______________________________
                                                    Address ______________________________
______________________________________
(Please Type or Print)                              ______________________________________

SERIES A PREFERRED SHARES TENDERED HEREBY:*         Tel. No.(s) __________________________

Stock Certificate Nos. (if available) _________
Number of Shares Tendered _____________________

ORIGINAL WARRANTS TENDERED HEREBY:*

Number of Agreements Representing
    Original Warrants: __________

Total Number of Shares of Common
    Stock Underlying Original Warrant
    Agreements: _________________


* In order to participate in the Exchange Offer, a holder must tender all of shares of Series A Preferred and all Original Warrant(s) which he or she beneficially owns.

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member of a registered national securities exchange or a member of the NASD, a commercial bank or trust company having an office or correspondent in the United States or that is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of Series A Preferred shares and Original Warrant agreements on whose behalf this tender is being made "own(s)" the shares and Original Warrant agreement(s) covered hereby, and (b) guarantees that, within five business days from the date of this Notice of Guaranteed Delivery, a property completed and duly executed Letter of Transmittal and a property completed and duly executed Investor Questionnaire, together with certificates representing the shares and Original Warrant agreement(s) tendered hereby in proper form for transfer with any required signature and any other required documents, will be deposited by the undersigned with the Exchange Agent.

The undersigned acknowledges that it must deliver the Letter of Transmittal, Investor Questionnaire, Series A Preferred shares and Original Warrant agreements tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm______________________     Authorized Signature____________________

Address___________________________     Print  Name_____________________________

__________________________________     Title___________________________________

Area  Code  and Telephone No.:         Dated:__________________________________

__________________________________